As filed with the Securities and Exchange Commission on May 28, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

QUAKER CHEMICAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-0993790
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Quaker Park, 901 Hector Street Conshohocken, Pennsylvania	19428-0809
(Address of Principal Executive Offices)	(Zip Code)

Quaker Chemical Corporation

Retirement Savings Plan

(Full Title of the Plan)

Michael F. Barry

Chief Executive Officer and President

Quaker Chemical Corporation

One Quaker Park

901 Hector Street

Conshohocken, Pennsylvania 19428-0809

(Name and Address of Agent for Service)

(610) 832-4000

(Telephone Number, Including Area Code, of Agent For Service)

Copy of all communications to:

D. Jeffry Benoliel, Esquire

Vice President – Global Strategy, General Counsel and Secretary

Quaker Chemical Corporation

One Quaker Park

901 Hector Street

Conshohocken, Pennsylvania 19428-0809

(610) 832-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $1.00 par value (including associated stock purchase rights) (2)	150,000 Shares (3) (4)	$13.66	$2,049,000.00	$114.34

(1)	Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on May 26, 2009, as reported on the New York Stock Exchange.
(2)	Includes Series B Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
(3)	This Registration Statement covers 150,000 additional shares of Common Stock, par value $1.00 per share, of Quaker Chemical Corporation (the “Registrant”) available for issuance under the Quaker Chemical Corporation Retirement Savings Plan (the “Plan”). The Registrant filed a Registration Statement on Form S-8 on May 21, 2004 (File No. 333-115713) registering 150,000 shares of Common Stock (including 100,000 shares of Common Stock carried forward therein from a Registration Statement on Form S-8 filed on November 4, 1992 (File No. 33-54158)) relating to the Plan, which are carried forward into this Registration Statement. In connection with the 150,000 shares of Common Stock carried forward herewith, a filing fee of $819.53 was previously paid.
(4)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also relates to an indeterminate amount of interests in the Plan and covers such additional shares and associated stock purchase rights as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, reverse stock splits, split-ups, reclassifications or other similar events effected without the receipt of consideration.

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities may begin as soon as reasonably practicable after such effective date.

EXPLANATORY NOTE

This Registration Statement registers under the Securities Act of 1933, as amended, 150,000 additional shares of Common Stock of Quaker Chemical Corporation (the “Registrant”) to be issued pursuant to the Quaker Chemical Retirement Savings Plan (the “Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 (No. 333-115713) filed on May 21, 2004 by the Registrant with the Securities and Exchange Commission (the “Commission”) to register 150,000 shares (including 100,000 shares carried forward therein from a Registration Statement on Form S-8 filed on November 4, 1992 (File No. 33-54158)) of the Registrant’s Common Stock are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant or by the Plan are incorporated by reference in this Registration Statement and made a part hereof:

1. The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008;

2. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

3. The description of the Registrant’s Common Stock, par value $1.00 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 2, 1996, including all amendments and reports filed for the purpose of updating that description; and

4. The description of the Registrant’s stock purchase rights set forth in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 7, 2000, including all amendments and reports filed for the purpose of updating that description.

All documents and reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit
4.1	Quaker Chemical Corporation Retirement Savings Plan, amended and restated effective January 1, 1997, executed October 11, 2002 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2004 (File No. 333-115713)).

4.2	Amendment No. 1 to Quaker Chemical Corporation Retirement Savings Plan, effective and executed March 13, 2002 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2004 (File No. 333-115713)).

4.3	Amendment No. 2 to Quaker Chemical Corporation Retirement Savings Plan, effective January 1, 2001 and executed September 25, 2002 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2004 (File No. 333-115713)).

4.4	Amendment No. 3 to Quaker Chemical Corporation Retirement Savings Plan, executed November 20, 2002 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2004 (File No. 333-115713)).

4.5	Amendment No. 4 to Quaker Chemical Corporation Retirement Savings Plan, effective January 1, 2003 and executed January 29, 2003 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2004 (File No. 333-115713)).

5	Opinion of Drinker Biddle & Reath LLP.

23.1	Consent of Drinker Biddle & Reath LLP (included as part of Exhibit 5 hereto).

23.2	Consent of PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Conshohocken, Commonwealth of Pennsylvania on this 28th day of May, 2009.

QUAKER CHEMICAL CORPORATION

By:	/s/ Mark A. Featherstone
Mark A. Featherstone
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael F. Barry	Chairman of the Board, Chief Executive Officer, President and Director	May 13, 2009
Michael F. Barry

/s/ Mark A. Featherstone	Vice President, Chief Financial Officer and Treasurer	May 13, 2009
Mark A. Featherstone

/s/ Ronald J. Naples.	Chairman of the Board and Director	May 13, 2009
Ronald J. Naples

/s/ Patricia C. Barron	Director	May 13, 2009
Patricia C. Barron

/s/ Donald R. Caldwell	Director	May 13, 2009
Donald R. Caldwell

/s/ Robert E. Chappell	Director	May 13, 2009
Robert E. Chappell

/s/ William R. Cook	Director	May 13, 2009
William R. Cook

Signature	Title	Date

/s/ Edwin J. Delattre	Director	May 13, 2009
Edwin J. Delattre

/s/ Jeffry D. Frisby	Director	May 13, 2009
Jeffry D. Frisby

/s/ Robert H. Rock	Director	May 13, 2009
Robert H. Rock

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Quaker Chemical Corporation Retirement Savings Plan, amended and restated effective January 1, 1997, executed October 11, 2002 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2004 (File No. 333-115713)).

4.2	Amendment No. 1 to Quaker Chemical Corporation Retirement Savings Plan, effective and executed March 13, 2002 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2004 (File No. 333-115713)).

4.3	Amendment No. 2 to Quaker Chemical Corporation Retirement Savings Plan, effective January 1, 2001 and executed September 25, 2002 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2004 (File No. 333-115713)).

4.4	Amendment No. 3 to Quaker Chemical Corporation Retirement Savings Plan, executed November 20, 2002 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2004 (File No. 333-115713)).

4.5	Amendment No. 4 to Quaker Chemical Corporation Retirement Savings Plan, effective January 1, 2003 and executed January 29, 2003 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on May 21, 2004 (File No. 333-115713)).

5	Opinion of Drinker Biddle & Reath LLP.

23.1	Consent of Drinker Biddle & Reath LLP (included as part of Exhibit 5 hereto).

23.2	Consent of PricewaterhouseCoopers LLP.